Exhibit 3.1

STERLING CONSTRUCTION COMPANY, INC.
Amended And Restated bylaws
(March 13, 2008)

STERLING CONSTRUCTION COMPANY, INC.
Amended and Restated Bylaws
Table of Contents

ARTICLE I: OFFICES	1

Principal Office	1

Registered Office	1

Other Offices	1

ARTICLE II: MEETINGS OF STOCKHOLDERS	1

Annual Meetings	1

Special Meetings	1

Notice of Meetings	1

Quorum	2

Voting	2

Proxies	2

Nomination of Director Candidates	2

List of Stockholders Entitled to Vote	2

Organization of Stockholders' Meetings	3

Order of Business	3

Inspectors of Election	3

ARTICLE III: DIRECTORS	4

Number and Election of Directors	4

Vacancies on the Board	4

Duties and Powers of the Board	4

The Chairman of the Board	4

Meetings of the Board	5

Order of Business	5

Quorum	5

Actions Without a Meeting	5

Meetings by Conference Telephone Call	5

Committees of the Board	5

Compensation of Directors	6

Emergency Bylaws	6

Interested Directors	6

Removal of Directors	6

ARTICLE IV: OFFICERS AND AGENTS	6

Election of Officers	6

Term of Officer; Removal	7

The Chief Executive Officer	7

(i)

The Chief Financial Officer	7

The President	7

Vice Presidents	7

The Secretary	8

The Assistant Secretary	8

The Treasurer	8

The Assistant Treasurer	8

Voting Securities Owned by the Corporation	8

ARTICLE V: CAPITAL STOCK	8

Form of Stock Certificates	8

Lost Certificates	8

Transfer of Certificated Stock	9

Transfer of Uncertificated Stock	9

Record Date	9

Regulations	10

Ownership of Capital Stock	10

ARTICLE VI: NOTICES	10

Notices	10

Waivers of Notice	10

ARTICLE VII: GENERAL PROVISIONS	10

Dividends	10

Disbursements	10

Fiscal Year	10

Corporate Seal	11

Records	11

Law and the Certificate of Incorporation	11

Facsimile Signatures	11

Time Periods	11

ARTICLE VIII: AMENDMENTS	11

Amendments	11

(ii)

STERLING CONSTRUCTION COMPANY, INC.
(the "Corporation")

AMENDED AND RESTATED BYLAWS

ARTICLE I  OFFICES

Section 1.1	Principal Office. The principal office of the Corporation is located at 2751 Centerville Road - Suite 3131, Wilmington, Delaware 19803.

Section 1.2	Registered Office. The registered office of the Corporation in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation.

Section 1.3	Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II  MEETINGS OF STOCKHOLDERS

Section 2.1
Annual Meetings.  The Annual Meeting of Stockholders for the election of directors to succeed those whose terms are expiring or for any other purpose shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.

Section 2.2	Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders for any purpose may be called only by the Board of Directors.

Section 2.3	Notice of Meetings.

(a)
Written notice of Annual and Special Meetings stating the place, date and time of the meeting, and in the case of a Special Meeting, the business to be transacted at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

(b)
Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the Delaware General Corporation Law (the "DGCL.")  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at the stockholder's address appearing on the books of the Corporation or given to the Corporation by the stockholder for that purpose.  Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL.

(c)
An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice shall be prima facie evidence of the giving of such notice or report.  Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 and Section 233 of the DGCL.

(d)
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally called, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these Bylaws.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Sterling Construction Company, Inc. — Amended and Restated Bylaws dated March 13, 2008	Page 1 of 11

(e)
Notice of the date, place, time and purpose of any meeting of stockholders may be waived in writing either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4
Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business.  If, however, a quorum shall not be present in person or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.  If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.5
Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock represented and entitled to vote at the meeting.  Each stockholder at a meeting of stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote at the meeting held by such stockholder.  No action required or permitted to be taken by the stockholders of the Corporation may be effected by any written consent by such stockholders without a meeting.

Section 2.6
Proxies.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, signed by the person and filed with the Secretary of the Corporation, but no proxy shall be voted or acted upon after three (3) years from its date.  A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing with the Secretary of the Corporation another duly executed proxy bearing a later date.  A proxy is not revoked by the death or incapacity of the maker unless before the vote is counted, written notice of death or incapacity is received by the Corporation.

Section 2.7
Nomination of Director Candidates.  Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed for that purpose by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  Directors need not be stockholders.

Section 2.8
List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of the stockholder.  The list shall be open to the examination by any stockholder in the manner provided by law for a period of at least ten (10) days prior to the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation as provided by law.  The list shall presumptively determine the identity of the stockholders entitled to vote in person or by proxy at the meeting and entitled to examine the list required by this Section 2.8.

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Section 2.9	Organization of Stockholders' Meetings.

(a)
At every meeting of the stockholders, the Chairman of the Board of Directors of the Corporation, or in  the absence of the Chairman, the President, or if both offices shall be held by the same person and such person is absent, any vice president shall call the meeting to order and shall act as chairman of the meeting.  The Secretary of the Corporation, or in the absence of the Secretary, any Assistant Secretary or other person designated by the chairman of the meeting shall act as secretary of the meeting.  In the absence of such officers, or any one of them, the meeting shall designate the chairman and/or secretary, as the case may be.

(b)
The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as in the judgment of the chairman are necessary, appropriate or convenient for the proper conduct of the meeting, including, but not limited to establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 2.10
Order of Business.  No formal order of business need be followed in any Annual or Special Meeting of Stockholders; provided, however, that at any Special Meeting, no business other than that included in the notice of the Special Meeting or incidental thereto shall be transacted.

Section 2.11
Inspectors of Election.  Before any meeting of stockholders, the Board of Directors shall appoint one or more inspectors of election to act at the meeting or its adjournment.  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.  Inspectors need not be stockholders.  No director or nominee for the office of director shall be appointed such an inspector.

Such inspectors shall —

(a)
Determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes;

(e)	Determine when the polls shall close;

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(f)	Determine the results of voting; and

(g)	Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

ARTICLE III  DIRECTORS

Section 3.1	Number and Election of Directors.

(a)
The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such number as was initially fixed by the Incorporator of the Corporation and thereafter as fixed exclusively by the Board of Directors in accordance with the Certificate of Incorporation.

(b)
Except as otherwise provided in this Section 3.1 or Section 3.2 of this Article III, each director shall be elected by the vote of a majority of the votes cast with respect to such director at any meeting of stockholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting.  For purposes of this Section 3.1, "a majority of the votes cast" means that the number of shares voted for a director exceeds the number of shares voted against that director.

(c)
The Corporation's Corporate Governance & Nominating Committee (the "CGNC") shall establish procedures pursuant to which any incumbent director-nominee who is not re-elected and for whom a successor is not elected at a meeting of stockholders held for the election of directors shall offer to tender his or her resignation to the Board of Directors.  The CGNC shall then make a recommendation to the Board as to whether to accept or reject the offer of resignation, or whether other action should be taken.  The Board of Directors shall act on the CGNC’s recommendation promptly after it has been received.

(d)
Each director shall hold office until the expiration of the term for which such director is elected, or until a successor is elected and qualified, or until the earlier resignation or removal of the director.  If for any reason a Board of Directors shall not have been elected at an Annual Meeting of Stockholders, directors may be elected as soon thereafter as convenient at a Special Meeting of Stockholders called for that purpose in the manner provided in these Bylaws.

(e)	Any director may resign at any time upon notice to the Corporation.

Section 3.2
Vacancies on the Board.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from the death, resignation, retirement, removal from office, disqualification or other cause may be filled by the directors then in office in accordance with the Certificate of Incorporation.

Section 3.3
Duties and Powers of the Board of Directors.  The business of the Corporation shall be managed by, or under the direction of, the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4
Chairman of the Board of Directors.  The Board of Directors from time to time may elect from its members a Chairman and may at any time remove and/or replace any director so elected.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he is in attendance.

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Section 3.5
Meetings of the Board.  The Annual Meeting of the Board of Directors shall be held immediately following the regular Annual Meeting of Stockholders, and at the same place.  Other regular meetings of the Board of Directors may be held either within or without the State of Delaware without notice and at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board or by any two directors.  Notice of a special meeting stating the place, date and time of the meeting shall be given to each director, either by mail not less than three (3) days before the date of the meeting; or by telephone or electronic transmission on twenty-four hours' notice, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances.  The notice shall state the matters expected to come before the meeting.

Section 3.6	Order of Business. No formal order of business need be followed at any meeting of the Board of Directors, either regular or special.

Section 3.7
Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice, other than an announcement at the meeting of the place, date and time of the adjourned meeting, until a quorum shall be present.  If a quorum initially is present at any meeting of directors, the directors may continue to transact business notwithstanding the withdrawal of enough directors to leave less than a quorum, upon a resolution adopted by at least a majority of the required quorum for that meeting prior to the loss of the quorum.

Section 3.8
Actions Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any of its committees may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and if the writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.9
Meetings by Conference Telephone Call.  Participation in a meeting of the Board of Directors or of a committee may be by means of a conference telephone call or similar communication if all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this 0 shall constitute presence in person at such meeting.

Section 3.10	Committees of the Board.

(a)
The Board of Directors may designate one or more committees with such lawfully delegable powers and duties as it may determine and may appoint one or more directors to serve thereon.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.

(b)
The Board of Directors may at any time for any reason remove any individual committee member and may fill any committee vacancy created by death, disqualification, resignation, removal or increase in the number of members of the committee.

(c)
In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

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(d)	Each committee shall keep regular minutes of its meetings and shall report to the Board of Directors when requested to do so.

Section 3.11
Compensation of Directors.   Directors may receive compensation for their services as directors as determined from time to time by the Board of Directors or by a committee thereof to which such authority has been delegated.  Nothing in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

Section 3.12
Emergency Bylaws.  In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or in the event of any other similar emergency condition as a result of which a quorum of the Board of Directors or a standing committee of the Board cannot readily be convened for action, the director or directors in attendance at the meeting shall constitute a quorum.  Such director or directors in attendance may take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

Section 3.13
Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because the votes of such person or persons are counted for such purpose if —

(a)
The material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)
The material facts as to his or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 3.14
Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or all directors may be removed from office at any time, but only in the manner set forth in the Certificate of Incorporation.

ARTICLE IV  OFFICERS AND AGENTS

Section 4.1	Election of Officers.

(a)
The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer, a President, one or more vice presidents, a Treasurer and a Secretary of the Corporation.  In addition to the foregoing officers, the Board of Directors may designate such other officers or officials as from time to time may be deemed advisable and may prescribe their duties and powers.

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(b)
Any two of the above-named offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged, verified, or countersigned by any two or more officers.

(c)
Subject to the rights, if any, of an officer under any contract of employment, the directors shall have the power to fix salaries of all officers, agents and employees of the Corporation, but in the absence of action by the Board of Directors or by a committee of the Board to which such authority has been delegated, such power shall be vested in the Chief Executive Officer, except as to his or her own salary and that of the President.

Section 4.2
Term of Office and Removal.  The officers of the Corporation shall hold office for such term as the Board of Directors may prescribe or until the officer's death, disqualification, resignation or removal.  Any duty to be performed by an officer of the Corporation may be performed by the officer's duly authorized assistant officer.  Subject to the rights, if any, of an officer under any contract of employment any and all officers of the Corporation may be removed at any time and their successors elected by the Board of Directors at any regular or special meeting thereof.

Section 4.3
The  Chief Executive Officer.  The Chief Executive Officer shall have the general direction of the affairs of the Corporation except as otherwise prescribed by the Board of Directors.  He shall keep the Board of Directors fully informed of the business of the Corporation and he may sign and execute all authorized bonds, contracts or other obligations in the name and on behalf of the Corporation, and without further authorization than these presents, he may sign all checks and/or drafts upon funds of the Corporation in its name and on its behalf, and any bank or depository in which funds of the Corporation shall be deposited shall be fully and conclusively protected in honoring any checks and/or drafts on behalf of the Corporation signed by the Chief Executive Officer.  Subject to the action of the Board of Directors, the Chief Executive Officer shall have the power to fix the salaries of all other officers, agents and employees of the Corporation, except the President.  He shall generally conduct the affairs of the Corporation, and shall do and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 4.4
The Chief Financial Officer.  The Chief Financial Officer shall exercise the powers and perform the duties of the office of the chief financial officer and in general shall have overall supervision of the financial operations of the Corporation.  The Chief Financial Officer shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.5
The President.  The President shall be the Chief Operating Officer of the Corporation, shall direct the operations of the Corporation and shall report to the Chief Executive Officer.  In the absence or incapacity of the Chief Executive Officer, the President shall perform all duties and functions of the Chief Executive Officer.  The President also may execute contracts in the name of the Corporation and appoint and discharge agents and employees.  He shall do and perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board of Directors, and except as herein otherwise provided, the President shall perform all other duties incident to the office.  If the office of Chief Executive Officer is vacant, or if the same person is the Chief Executive Officer and the President, the President shall have all the powers and perform all the duties and functions of the Chief Executive Officer.

Section 4.6	Vice Presidents. Each vice president shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.

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Section 4.7
The Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, of its committees and of the stockholders.  The Secretary shall likewise attend to the giving and serving of all notices of meetings and shall in general perform all of the duties incident to the office of the Secretary and shall have such other powers and duties as the Board of Directors from time to time may prescribe.

Section 4.8
The Assistant Secretary.  The Board of Directors may designate and choose one or more Assistant Secretaries, who shall have the usual powers and duties pertaining to the office together with such other powers and duties as may be assigned by the Board of Directors.  In case of the absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary.

Section 4.9
The Treasurer.  The Treasurer shall have the custody of all the funds and securities of the Corporation and shall have the power to sign checks and drafts of the Corporation, and any depository in which the funds of the Corporation are deposited shall be conclusively protected in honoring and acting upon any check or draft signed by the Treasurer, and he shall generally perform all acts incident to the position of Treasurer and shall have such further powers and duties as the Board of Directors from time to time may prescribe.

Section 4.10
The Assistant Treasurer.  The Board of Directors may designate and choose one or more Assistant Treasurers, who shall have the usual powers and duties pertaining to the office, together with such other powers and duties as may be assigned by the Board of Directors.  In case of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer.

Section 4.11
Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chief Executive Officer, the President or any vice president, and any one of those officers may in the name and on behalf of the Corporation take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may have an equity interest; and at any such meeting, the officer shall possess and may exercise any and all rights and power incident to the ownership of the interest that, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

ARTICLE V  CAPITAL STOCK

Section 5.1
Form of Stock Certificates.  Every holder of capital stock in the Corporation shall be entitled to have a certificate that is signed in the name of the Corporation by the Chief Executive Officer, the President or a vice president and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of the Corporation's capital stock owned.  The Board of Directors may appoint one or more transfer agents and/or registrars of transfers and may require all certificates of shares to bear the signature of the transfer agent or registrar.  Where a certificate is countersigned by a transfer agent other than the Corporation or one of its employees, or by a registrar, other than the Corporation or one of its employees, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he, she or it were still such officer, transfer agent or registrar at the date of issue.

Section 5.2
Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issue of a new certificate, the Board of Directors may in its discretion and as a condition precedent to the issue thereof require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of the certificate or the issue of a new certificate.  The Board of Directors may adopt such other provisions and restrictions regarding lost certificates that are not inconsistent with applicable law as it shall in its discretion deem appropriate.

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Section 5.3	Transfer of Certificated Stock. Title to a stock certificate and to the shares represented thereby may be transferred only —

(a)	By the delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented by the certificate; or

(b)
By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby.

The assignment or power of attorney may be either in blank or to a specified person.  The Corporation shall be entitled to recognize and enforce any lawful restriction on the transfer of any certificate representing shares of its capital stock.

Section 5.4
Transfer of Uncertificated Stock.  Title to uncertificated shares of capital stock may be transferred only by an instruction to the Corporation (or its transfer agent, if different) by the registered owner requesting that the transfer of the uncertificated shares be registered; or by the delivery of a document containing a written power of attorney to sell, assign, or transfer the uncertificated shares, signed by the registered owner, and an instruction that the transfer of the uncertificated shares be registered.  The power of attorney may be either in blank or to a specified person.  An instruction for purposes of this Section 5.4 is a writing signed by the registered owner or by a person with power of attorney requesting that the transfer be registered.  The Corporation shall be entitled to recognize and enforce any lawful restriction on the transfer of any shares.

Section 5.5
Record Date.  In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  In that case, only stockholders of record at the close of business on the date so fixed shall be entitled to notice and to vote, or to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise required by law, the Certificate of Incorporation or these Bylaws. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.  The Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

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Section 5.6
Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 5.7
Ownership of Capital Stock.  The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed the owner thereof so far as the Corporation is concerned.  The words "trustee," "agent" or other like term after the name of a person in whose name capital stock stands on the books of the Corporation, without other words disclosing a trust, beneficiary of principal, or other fiduciary relationship, shall be deemed descriptive of the person and shall in no way restrict the right of such person to vote the shares of capital stock for any purpose.  The personal representative of a deceased stockholder shall be entitled to vote the shares of capital stock of the decedent without having such shares transferred to the representative.  The pledgor of capital stock shall have the sole right to vote the shares pledged for any purpose unless the agreement pledging the shares confers that right to vote upon the pledgee or the pledgee's agent, in which event, the person so authorized shall have the voting rights.  No voting right shall be given to any shares of capital stock while owned by the Corporation and no shares of capital stock so held shall be entitled to any dividend.  Shares of its own capital stock held by the Corporation in any fiduciary capacity may be voted by it in any case in which the shares could be voted by the beneficial owner.

ARTICLE VI  NOTICES

Section 6.1
Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, the notice may be given by mail, addressed to the director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and the notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice may also be given personally or by any other means authorized by applicable law.

Section 6.2
Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice.

ARTICLE VII  GENERAL PROVISIONS

Section 7.1
Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, dividends on the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2
Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by the officer or officers or by any other person or persons as are designated in these Bylaws and as the Board of Directors may from time to time also designate.

Section 7.3	Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on December 31 of such year, unless otherwise provided by the Board of Directors.

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Section 7.4	Corporate Seal. The Corporation need not have a seal unless the Board of Directors determines otherwise.

Section 7.5	Records.

(a)
Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

(b)
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by, or on behalf of, the Corporation.

Section 7.6
Law and the Certificate of Incorporation.  All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by applicable law and the Certificate of Incorporation.

Section 7.7
Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer of the Corporation may be used whenever and however authorized by the Board of Directors or by a committee of the Board.

Section 7.8
Time Periods.  In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used and the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII  AMENDMENTS

Section 8.1
Amendments.  Subject to the Certificate of Incorporation, these Bylaws may be amended in whole or in part by the stockholders or by the Board of Directors.  Notice of any amendment shall be contained in the notice of the meeting of stockholders or the Board of Directors, as the case may be, at which the Bylaws are proposed to be amended.  All amendments made by stockholders must be approved as provided in the Certificate of Incorporation.  All amendments by the Board of Directors must be approved by a majority of the total number of authorized directors, whether or not there exists any vacancy in previously authorized directorships.

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